EXHIBIT 99.1


                                  NEWS RELEASE

                    Investor Relations Contact: Susan Spratlen   (972) 444-9001

                   Pioneer Reports Third Quarter 2002 Results

Dallas,   Texas,   October  24,  2002  --  Pioneer  Natural   Resources  Company
("Pioneer")(NYSE:PXD) (TSE:PXD) today announced financial and operating results for the quarter and nine months ended September 30, 2002.

Third Quarter Results

Pioneer reported a net loss of $.9 million, or $0.01 per diluted share, for the third quarter of 2002. Income as adjusted for several unusual items was $15.0 million, or $0.13 per share. As previously disclosed, third quarter results included an extraordinary charge consisting of $15.6 million associated with the repayment of a 20% interest-bearing capital obligation associated with the West Panhandle acquisition and $3.9 million related to the extinguishment of 9.625% bonds. Third quarter results also included a $3.4 million gain on disposition of assets and a $.2 million noncash gain on the remeasurement of the Company's Argentine peso-denominated net monetary assets. For the same period last year, Pioneer reported net income of $24.6 million, or $0.25 per share. Income for the 2001 third quarter as adjusted for a $1.4 million extraordinary gain related to the early extinguishment of debt was $23.2 million, or $0.24 per share. Cash flow from operations for the 2002 third quarter was $87.7 million compared to $122.9 million for the same period of 2001.

Third quarter oil sales averaged 29,611 barrels per day (BPD) and natural gas liquids sales averaged 22,693 BPD. Gas sales in the third quarter averaged 385 million cubic feet per day (MMcfpd). On a barrel oil equivalent (BOE) basis, total sales averaged 116,441 BPD. Realized prices for oil and natural gas liquids for the third quarter were $21.77 and $14.10 per barrel, respectively. The realized price for gas was $2.25 per thousand cubic feet (Mcf), with North American gas prices averaging $2.94 per Mcf.

Third quarter production costs were reduced to $4.66 per BOE partially due to cost savings on properties associated with the West Panhandle acquisition. Exploration and abandonment costs of $18.3 million for the quarter included $8.5 million of geologic and geophysical expenses including seismic costs, $2.4 million of noncash leasehold abandonments including expired leases and $7.4 million of exploration costs.

For the same quarter last year, Pioneer reported oil sales of 32,920 BPD, natural gas liquids sales of 22,158 BPD and gas sales of 374 MMcfpd. Realized prices for the 2001 third quarter were $25.06 per barrel for oil, $15.01 per barrel for natural gas liquids and $2.66 per Mcf for gas.

Nine Month Results

For the nine months ended September 30, 2002, Pioneer reported net income of $8.3 million, or $0.07 per diluted share. Excluding a $22.3 million extraordinary charge related to the early extinguishment of debt, a $7.7 million noncash charge for the remeasurement of the Argentine peso-denominated net monetary assets and a gain of $4.4 million on the disposition of assets, income as adjusted was $33.9 million or $0.30 per share. For the same period last year, Pioneer reported net income of $120.9 million, or $1.21 per share. Excluding a gain of $8.7 million on the disposition of assets and a $1.4 million extraordinary gain related to the early extinguishment of debt, income as adjusted was $110.8 million or $1.11 per share. Cash flow from operations for the nine-month period was $228.3 million compared to $390.0 million for the same period in 2001.

Nine-month oil sales averaged 31,646 BPD and natural gas liquids sales were 22,007 BPD. Gas sales were 352 MMcfpd. On a BOE basis, total sales averaged 112,301 BPD. Realized liquids prices for the 2002 nine-month period were $22.86 per barrel for oil and $13.17 per barrel for natural gas liquids. The realized price for gas was $2.39 per Mcf, with North American gas prices averaging $2.98 per Mcf. For the first nine months of 2001, Pioneer reported oil sales of 34,172 BPD, natural gas liquids sales of 21,383 BPD and gas sales of 358 MMcfpd. Realized prices for the 2001 nine-month period were $24.95 per barrel for oil, $18.87 per barrel for natural gas liquids and $3.40 per Mcf for gas.

Operational Update

In southern Tunisia, Pioneer has successfully tested two additional intervals in the Adam exploration well on the Borj El Khadra permit. As previously announced, the Adam 1 well encountered four oil and gas productive zones in the Silurian Acacus sand at a depth of approximately 3,000 meters. The primary zone tested at approximately 3,500 BPD of 41 degree API oil, while a secondary zone tested at 250 BPD. In two recent tests, a lower Acacus interval flowed up to 13.6 Mmcfpd of gas with 1,320 BPD of condensate, and an upper Acacus interval flowed 899 BPD of oil with 430 Mcfpd of gas. The four intervals tested at a combined total rate of approximately 6,000 BPD of oil and condensate and 16 MMcfpd of gas.

Pioneer, through a wholly owned subsidiary, has a 40% interest in the well. AGIP Tunisia BV, a wholly owned subsidiary of Eni, is operator with a 50% interest, and Paladin Expro Limited has the remaining 10% interest. The Tunisian state oil company, ETAP, is carried through the exploration phase of activity and has a right to back in for up to a 50% interest in any development by reimbursing its share of past expenditures from production revenues. The field development plan contemplates connecting production from the Adam 1 well to Eni's existing facilities 12 kilometers southwest of the location, pending partner and government approval. Pioneer is the third largest acreage holder onshore Tunisia with permits covering approximately five million acres.

Pioneer today announced that it has signed an agreement with Armstrong Resources to acquire a 70% working interest and operatorship in ten state leases on Alaska's North Slope. The leases cover approximately 14,000 acres between the Kuparuk River unit and Thetis Island where Pioneer expects to drill up to three wells this winter.

Pioneer announced first production through the deepwater Canyon Express gathering system on September 20, 2002. As a result of hurricanes in the Gulf of Mexico, the ramp-up of production from the project has been delayed and full production is now expected in November. The system is designed to handle up to 500 Mmcfpd. Wells from Aconcagua and Camden Hills are now producing via the multiple-field gas gathering system. The project is expected to increase Pioneer's worldwide daily production by 15% to 20% compared to third quarter 2002 levels when it reaches full production rates.

The Company now expects initial production from its Devils Tower field in the deepwater Gulf of Mexico to begin no earlier than late third quarter 2003 as a result of delays in the construction of the truss spar production facilities. First production from the Sable field is now expected in mid-to-late first quarter 2003 as a result of delays in the upgrade of the floating production, storage and offloading (FPSO) facilities.

As a result of the delays, Pioneer now expects 2003 production from its core producing areas in the U.S., Canada, and Argentina, including the Big 4 projects, to be nearer to the lower end of its previously announced range of 165,000 to 180,000 BOE per day. The Company is currently evaluating several projects for inclusion in its 2003 capital budget that are expected to supplement its 2003 production forecast. Pioneer's recent Adam 1 discovery in Tunisia is expected to impact 2003 production, and the Company plans to drill up to six additional exploration wells on nearby blocks, of which three are scheduled for early 2003. Pioneer plans to expand its North America exploration program in Canada during the coming winter drilling season and plans to begin a multi-well program on the Gulf of Mexico shelf later this year. Pioneer's production forecast does not include the potential for future core area property acquisitions that the Company considers complementary to its development and exploration growth strategy.

Development of the Pioneer-operated deepwater Falcon field is progressing on schedule with minimal impact from hurricane evacuations. Pioneer has successfully drilled and is completing the two future production wells in the Falcon development plan. Within 30 days, Pioneer expects to spud its first Falcon Corridor exploration prospect for potential tie-in to the Falcon facilities currently under development. At least one additional prospect is expected to be spud in the area before year end.

Onshore, Pioneer is currently running five rigs in the Spraberry field, one in the Pawnee field in South Texas and three in the West Panhandle field. There are two rigs active in the Gulf of Mexico and four rigs running in Argentina. Pioneer will begin its winter-access development drilling program in Canada during the fourth quarter and hopes to spud its first exploration test within 30 days.

Scott D. Sheffield, Chairman and CEO stated, "With the start-up of Canyon Express, we have entered a new phase in Pioneer's growth plan. With our other three high-impact projects expected to come on production next year, 2003 should be a great year for Pioneer. When the last of our Big 4 projects is fully producing, we expect our daily production to be up 50% to 60% from mid-2002 levels. Projects in Gabon, Tunisia and now Alaska give us the running room to meet our 10% to 15% annual production growth targets in 2004 through 2006."

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Fourth quarter production is expected to average 118 to 124 MBPD on a BOE basis. Included in the mid-point of the estimate is 70 Mmcfpd net to Pioneer from Canyon Express as the project ramps up during the quarter to full production. Fourth quarter lease operating expenses (including production and ad valorem taxes) are expected to average $4.75 to $5.00 per BOE based on today's NYMEX strip prices for oil and gas. Depreciation, depletion and amortization is expected to average $5.50 to $5.75 per BOE. Total exploration and abandonment expense is expected to be $15 million to $30 million. General and administrative expense is expected to be approximately $13 million. Interest expense is expected to be $23 million to $25 million and income taxes are expected to be $2 million as the Company benefits from the carryforward of prior years' net operating losses in the U.S. and Canada.

During the third quarter, Pioneer added to its oil hedge position. Additional volumes of oil were hedged for 2003 and 2004 at oil prices ranging from approximately $24 per barrel to $25 per barrel. The Company's oil and gas hedges are outlined in Item 9 of the Form 8-K filed today with the Securities and Exchange Commission.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, investors will have the opportunity to listen to the third quarter earnings call and view a presentation over the Internet via Pioneer's website located at http://www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page and then choose 'Webcasts/Earnings Calls'. To listen to the live call, please go to the website at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the website shortly after the call. Alternately, you may dial (800) 262-1292 (confirmation code: 124788) to listen to the conference call and view the accompanying visual presentation at the Internet address above. A telephone replay will be available by dialing (888) 203-1112: confirmation code: 124788.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina, South Africa, Gabon and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Financial statements and schedules attached.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                          September 30,     December 31,
                                                              2002              2001
                                                          ------------      ------------
ASSETS

Current assets:
  Cash and cash equivalents                               $     25,502      $     14,334
  Accounts receivable                                           77,473            82,211
  Inventories                                                   10,151            14,549
  Deferred income taxes                                         12,700             6,400
  Other current assets                                          10,076           138,149
                                                           -----------       -----------
       Total current assets                                    135,902           255,643
                                                           -----------       -----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the successful efforts
     method of accounting                                    4,355,100         3,879,568
  Accumulated depletion, depreciation and amortization      (1,245,139)       (1,095,310)
                                                           -----------       -----------
                                                             3,109,961         2,784,258
                                                           -----------       -----------
Deferred income taxes                                           78,033            84,319
Other assets, net                                               65,582           146,833
                                                           -----------       -----------
                                                          $  3,389,478      $  3,271,053
                                                           ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                        $     93,426      $     99,165
  Interest payable                                              37,592            37,410
  Other current liabilities                                     73,076            91,634
                                                           -----------       -----------
       Total current liabilities                               204,094           228,209
                                                           -----------       -----------
Long-term debt                                               1,650,756         1,577,304
Other noncurrent liabilities                                   133,134           166,383
Deferred income taxes                                            6,394            13,768
Stockholders' equity                                         1,395,100         1,285,389
                                                           -----------       -----------
                                                          $  3,389,478      $  3,271,053
                                                           ===========       ===========

                        PIONEER NATURAL RESOURCES COMPANY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)


                                                   Three months ended            Nine months ended
                                                      September 30,                 September 30,
                                                ------------------------     ------------------------
                                                   2002          2001           2002           2001
                                                ----------    ----------     ----------    ----------
Revenues:
   Oil and gas                                  $  168,317    $  198,088     $  506,286    $  674,685
   Interest and other                                7,083         6,471          9,089        22,593
   Gain (loss) on disposition of assets, net         3,353           (88)         4,374         8,677
                                                 ---------     ---------      ---------     ---------
                                                   178,753       204,471        519,749       705,955
                                                 ---------     ---------      ---------     ---------
Costs and expenses:
   Oil and gas production                           49,970        51,713        150,705       159,489
   Depletion, depreciation and amortization  -
     oil and gas                                    52,547        56,857        149,615       158,927
   Depletion, depreciation and amortization -
     other                                           2,201         3,208          6,466        10,695
   Exploration and abandonments                     18,324        24,666         57,304        94,132
   General and administrative                       12,466         8,153         35,142        26,606
   Interest                                         20,347        32,261         71,405       102,137
   Other                                             2,098         2,006         15,259        29,097
                                                 ---------     ---------      ---------     ---------
                                                   157,953       178,864        485,896       581,083
                                                 ---------     ---------      ---------     ---------
Income before income taxes and
   extraordinary items                              20,800        25,607         33,853       124,872
Income tax provision                                (2,189)       (2,379)        (3,216)       (5,387)
                                                 ---------     ---------      ---------     ---------
Income before extraordinary items                   18,611        23,228         30,637       119,485

Extraordinary items - gain (loss) on early
   extinguishment of debt, net of tax              (19,501)        1,374        (22,344)        1,374
                                                 ---------     ---------      ---------     ---------
Net income (loss)                               $     (890)   $   24,602     $    8,293    $  120,859
                                                 =========     =========      =========     =========
Net income (loss) per share:
   Basic:
      Income before extraordinary items         $      .16    $      .24     $      .27    $     1.22
      Extraordinary items                             (.17)          .01           (.20)          .01
                                                 ---------     ---------      ---------     ---------
        Net income (loss)                       $     (.01)   $      .25     $      .07    $     1.23
                                                 =========     =========      =========     =========
   Diluted:
      Income before extraordinary items         $      .16    $      .24     $      .27    $     1.20
      Extraordinary items                             (.17)          .01           (.20)          .01
                                                 ---------     ---------      ---------     ---------
        Net income (loss)                       $     (.01)   $      .25     $      .07    $     1.21
                                                 =========     =========      =========     =========
Weighted average shares outstanding:
   Basic                                           116,193        98,468        111,227        98,395
                                                 =========     =========      =========     =========
   Diluted                                         118,021        99,523        112,889        99,646
                                                 =========     =========      =========     =========

                        PIONEER NATURAL RESOURCES COMPANY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)
                                   (Unaudited)


                                                       Three months ended         Nine months ended
                                                          September 30,             September 30,
                                                     ----------------------     ---------------------
                                                        2002         2001          2002         2001
                                                     ---------    ---------     ---------    ---------
Cash flows from operations:
   Net income (loss)                                 $    (890)   $  24,602     $   8,293    $ 120,859
   Depletion, depreciation and amortization             54,748       60,065       156,081      169,622
   Exploration and abandonments                         12,589       17,250        43,437       80,082
   Deferred income taxes                                 1,512          567         1,617       (4,095)
   (Gain) loss on disposition of assets, net            (3,353)          88        (4,374)      (8,677)
   Interest related amortization                           (19)       2,559        (1,660)       8,446
   Commodity hedge related amortization                  6,184        3,076        20,307        5,484
   Extraordinary items - (gain) loss on early
      extinguishment of debt                            19,501       (1,374)       22,344       (1,374)
   Other noncash items                                  (3,408)        (551)        5,993          268
   Changes in operating assets and liabilities:
      Accounts receivable                                6,153        8,862        (4,715)      36,916
      Inventories                                           69       (3,489)        4,052       (4,401)
      Other current assets                                (851)        (763)         (928)      (5,795)
      Accounts payable                                  (3,907)      11,431       (18,056)      (7,426)
      Interest payable                                    (384)        (626)          183          288
      Other current liabilities                           (290)       1,203        (4,320)        (233)
                                                      --------     --------      --------     --------
Net cash provided by operating activities               87,654      122,900       228,254      389,964
Net cash used in investing activities                 (169,220)     (74,422)     (379,437)    (301,912)
Net cash provided by (used in) financing activities     90,403      (45,823)      163,844      (93,187)
                                                      --------     --------      --------     --------
Net increase (decrease) in cash and cash equivalents     8,837        2,655        12,661       (5,135)
Effect of exchange rate changes on cash
   and cash equivalents                                    (63)        (145)       (1,493)        (287)
Cash and cash equivalents, beginning
   of period                                            16,728       18,227        14,334       26,159
                                                      --------     --------      --------     --------
Cash and cash equivalents, end of period             $  25,502    $  20,737     $  25,502    $  20,737
                                                      ========     ========      ========     ========


                        PIONEER NATURAL RESOURCES COMPANY

                        SUMMARY PRODUCTION AND PRICE DATA



                                                       Three months ended          Nine months ended
                                                          September 30,              September 30,
                                                     ----------------------      -----------------------
                                                        2002         2001          2002          2001
                                                     ---------    ---------      ---------    ----------
Average Daily Production:
   Oil (Bbls) -                       U.S.              21,787       22,442         23,583       23,659
                                      Argentina          7,655        9,689          7,926        9,688
                                      Canada               169          789            137          825
                                                     ---------    ---------      ---------    ---------
                                      Total             29,611       32,920         31,646       34,172
                                                     ---------    ---------      ---------    ---------
   Natural gas liquids (Bbls) -       U.S.              21,070       20,493         20,377       19,800
                                      Argentina            680          591            654          559
                                      Canada               943        1,074            976        1,024
                                                     ---------    ---------      ---------    ---------
                                      Total             22,693       22,158         22,007       21,383
                                                     ---------    ---------      ---------    ---------
   Gas (Mcf) -                        U.S.             230,589      213,778        218,648      212,287
                                      Argentina        105,406      107,087         83,662       95,451
                                      Canada            48,827       53,611         49,578       50,174
                                                     ---------    ---------      ---------    ---------
                                      Total            384,822      374,476        351,888      357,912
                                                     ---------    ---------      ---------    ---------
Total Production:
   Oil (MBbls)                                           2,724        3,029          8,639        9,329
   Natural gas liquids (MBbls)                           2,088        2,039          6,008        5,838
   Gas (MMcf)                                           35,404       34,452         96,065       97,710
   Equivalent barrels (MBOE)                            10,713       10,809         30,658       31,452

Average Prices*:
   Oil (per Bbl) -                    U.S.           $   22.28    $   25.15      $   23.74    $   24.93
                                      Argentina      $   20.25    $   24.99      $   20.27    $   25.09
                                      Canada         $   24.67    $   23.70      $   21.32    $   23.80
                                      Average        $   21.77    $   25.06      $   22.86    $   24.95

   Natural gas liquids (per Bbl) -    U.S.           $   14.12    $   14.77      $   13.05    $   18.56
                                      Argentina      $   12.73    $   16.93      $   13.12    $   21.93
                                      Canada         $   14.57    $   18.66      $   15.85    $   23.31
                                      Average        $   14.10    $   15.01      $   13.17    $   18.87

   Gas (per Mcf) -                    U.S.           $    3.08    $    3.54      $    3.12    $    4.34
                                      Argentina      $     .42    $    1.39      $     .49    $    1.33
                                      Canada         $    2.31    $    1.69      $    2.41    $    3.35
                                      Average        $    2.25    $    2.66      $    2.39    $    3.40

* Average prices include the effects of commodity hedges.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                                                  (in thousands)
                                   (Unaudited)

     Discretionary cash flow and EBITDAX (as defined below) are presented herein because of their wide acceptance as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. Discretionary cash flow and EBITDAX should not be considered as alternatives to net cash provided by operating activities, net income (loss) or income (loss) from continuing operations, as defined by generally accepted accounting principles. Discretionary cash flow and EBITDAX should also not be considered as indicators of the Company's financial performance, as alternatives to cash flow, as measures of liquidity or as being comparable to other similarly titled measures of other companies.

                                                  Three months ended        Nine months ended
                                                     September 30,            September 30,
                                                ----------------------    ----------------------
                                                   2002        2001         2002         2001
                                                ---------    ---------    ---------    ---------
Discretionary cash flows*:

   Net income (loss)                            $    (890)   $  24,602    $   8,293    $ 120,859
   Depletion, depreciation and amortization        54,748       60,065      156,081      169,622
   Exploration and abandonments                    18,324       24,666       57,304       94,132
   Deferred income taxes                            1,512          567        1,617       (4,095)
   (Gain) loss on disposition of assets, net       (3,353)          88       (4,374)      (8,677)
   Interest related amortization                      (19)       2,559       (1,660)       8,446
   Commodity hedge related amortization             6,184        3,076       20,307        5,484
   Extraordinary items, (gain) loss on early
      extinguishment of debt                       19,501       (1,374)      22,344       (1,374)
   Other noncash items                             (3,408)        (551)       5,993          268
                                                 --------     --------     --------     --------

       Discretionary cash flow                  $  92,599    $ 113,698    $ 265,905    $ 384,665
                                                 ========     ========     ========     ========

-------------
* Discretionary cash flows equal cash flows from operations before working capital changes and before exploration and abandonments.

EBITDAX**:

   Net income (loss)                            $    (890)   $  24,602    $   8,293    $ 120,859
   Depletion, depreciation and amortization        54,748       60,065      156,081      169,622
   Exploration and abandonments                    18,324       24,666       57,304       94,132
   Interest expense                                20,347       32,261       71,405      102,137
   Income taxes                                     2,189        2,379        3,216        5,387
   (Gain) loss on disposition of assets, net       (3,353)          88       (4,374)      (8,677)
   Commodity hedge related amortization             6,184        3,076       20,307        5,484
   Extraordinary items, (gain) loss on early
      extinguishment of debt                       19,501       (1,374)      22,344       (1,374)
   Other noncash charges and expenses               2,168          116       11,569        1,110
                                                 --------     --------     --------     --------
                                                $ 119,218    $ 145,879    $ 346,145    $ 488,680
                                                 ========     ========     ========     ========

-------------
** "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; interest expense; income taxes; gain or loss on the disposition of assets; commodity hedge related amortization; extraordinary items; and, other noncash charges and expenses.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION


                            Open Oil Hedge Positions
                            ------------------------

                                     2002       2003       2004
                                   --------   --------   --------
                                    Fourth
                                    Quarter
                                   --------
Daily oil production:
  Swaps:
  Volume (Bbl)..................     22,000     28,000     14,000
  NYMEX price per Bbl...........   $  23.91   $  24.44   $  23.11

Worldwide Oil - % Hedged........        71%        60%        23%

                            Open Gas Hedge Positions
                            ------------------------
                                                                                2006 &
                                     2002       2003       2004       2005       2007
                                   --------   --------   --------   --------   --------
                                   Fourth
                                   Quarter
                                   --------
Daily gas production:
  Swaps:
  Volume (Mcf)..................    140,000    230,000    210,000     90,000     20,000
  NYMEX price per MMBtu*........   $   4.10   $   3.85   $   3.85   $   3.75   $   3.75

  Collars:
  Volume (Mcf)..................    120,000        -          -          -          -
  NYMEX price per MMBtu*:
     Ceiling....................   $   3.55
     Floor......................   $   2.70

North American Gas - % Hedged...        76%        47%        36%

      Deferred Gains (Losses) on Terminated Commodity Hedges (in thousands)
      ---------------------------------------------------------------------

                                     2002       2003       2004       2005
                                   --------   --------   --------   --------
                                    Fourth
                                    Quarter
                                   --------
Deferred gains (losses)**          $ (8,645)  $ 72,546   $ 45,102   $  1,220
                                    =======    =======    =======    =======


*    Approximate, based on historical differentials to index prices.
** Cash has been paid on deferred hedge losses and received on deferred hedge gains except for the following: (i) a $2.5 million payable for certain 2002 hedge losses and (ii) a $1.3 million receivable for certain of the 2004 hedge gains.